UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)
21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48034 (Zip Code)

(248) 447-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 4, 2005, Lear Corporation (the “Company”) appointed James L. Murawski, 53, as its Vice President and Corporate Controller and its principal accounting officer, replacing William C. Dirks, 44, who, following discussions with senior management regarding the finance department organization, resigned from the Company. Mr. Dircks had been with Lear for five years and spent the last three years as its Vice President and Corporate Controller. He leaves his position with the Company’s full support and gratitude.

Mr. Murawski was previously Lear’s Vice President of Audit Services since June 2003. Prior to joining Lear, he was Vice President of Finance and Corporate Controller and the principal accounting officer at Collins & Aikman Corporation from May 2000 to June 2003. From October 1998 to May 2000, Mr. Murawski served as a Director of Finance at TRW Automotive-Chassis System Division, where he was involved in financial planning and analysis.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: March 10, 2005	By:	/s/ Daniel A. Ninivaggi
	Name: Title:	Daniel A. Ninivaggi Senior Vice President, Secretary and General Counsel
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